UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Golar LNG Partners LP

(Exact Name of Registrant as Specified in Its Charter)

Republic of the Marshall Islands	98-0565772
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2nd Floor

S.E. Pearman Building

9 Par-la-Ville Road

Hamilton, HM 11, Bermuda

(Address of Principal Executive Offices and Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

8.75% Series A Cumulative Redeemable Preferred Units, representing limited partner interests	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

f this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number or Regulation A offering statement file number to which this form relates (if applicable): 333-214241.

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the 8.75% Series A Cumulative Redeemable Preferred Units, representing limited partner interests in Golar LNG Partners LP (the “Registrant”), is set forth under the captions “Summary,” “Description of the Series A Preferred Units,” “The Partnership Agreement,” “Material U.S. Federal Income Tax Considerations” and “Non-United States Tax Considerations” in the prospectus supplement filed by the Registrant on October 25, 2017, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus supplement constitutes a part of the Registrant’s Registration Statement on Form F-3 (Registration No. 333-214241) (the “Registration Statement”), which was filed with the Securities and Exchange Commission on October 26, 2016. Such prospectus supplement, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.                                 Exhibits.

Exhibit No.	Description
3.1

Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1 (Registration No. 333-173160) filed with the SEC on March 30, 2011)

4.1

Third Amended and Restated Agreement of Limited Partnership of the Registrant, dated October 31, 2017 (incorporated herein by reference to Exhibit 4.1 to the Registrant’s report on Form 6-K filed on October 31, 2017)

INDEX TO EXHIBITS

Exhibit No.	Description
3.1

Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1 (Registration No. 333-173160) filed with the SEC on March 30, 2011)

4.1

Third Amended and Restated Agreement of Limited Partnership of the Registrant, dated October 31, 2017 (incorporated herein by reference to Exhibit 4.1 to the Registrant’s report on Form 6-K filed on October 31, 2017)

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SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GOLAR LNG PARTNERS LP

	By:	/s/ Graham Robjohns
Graham Robjohns
Principal Executive Officer

Date: October 31, 2017

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